CLARENCE E. ASBURY, CPA, CVA
                                            TERRY L. HARRIS, CPA
                                            ROBERT A. ROMAKO, CPA
                                            GARY J. DUBAS, CPA
                                            SCOTT A. HEINTZELMAN, CPA, CMA, CFE
                                            TRACEY L. RASH, CPA
MCKONLY & ASBURY LLP
================================================================================
CERTIFIED PUBLIC ACCOUNTANTS                MEMBERS

                                            AMERICAN AND PENNSYLVANIA
                                            INSTITUTES OF CERTIFIED PUBLIC
                                            ACCOUNTANTS

                                            [ART] INTERNATIONAL GROUP OF
                                            ACCOUNTING FIRMS

                                                                      EXHIBIT 23

     We consent to incorporation by reference in the registration statements (Nos. 333-93785, 333-94301 and 333-89644) on Forms S-8 of Donegal Group Inc. of
our report dated June 24, 2003, relating to the financial statements and supplemental schedule of the Donegal Mutual Insurance Company 401(k) Plan as of December 31, 2002 and for the year then ended, which reports are incorporated by reference or appear in the December 31, 2002 annual report on Form 11-K of Donegal Mutual Insurance Company 401(k) Plan.



                                        McKonly & Asbury, LLP



/s/ McKONLY & ASBURY, LLP

Harrisburg, Pennsylvania
June 24, 2003